Report of Independent Registered Public
Accounting
Firm To the Members and Board of
Managers of BNY/Ivy Multi-Strategy
Hedge Fund LLC

In planning and performing our audit of
the financial
statements of BNY/Ivy Multi-Strategy
Hedge Fund LLC
as of and for the year ended
March 31, 2007, in
accordance with the standards of the
Public Company
Accounting Oversight Board
(United States), we
considered its internal control over
financial reporting,
including control activities for
safeguarding securities, as
a basis for designing our auditing
procedures for the
purpose of expressing our opinion
on the financial
statements and to comply with the
requirements of
Form N-SAR, but not for the purpose
of expressing
an opinion on the effectiveness of
 BNY/Ivy Multi-Strategy
Hedge Fund LLCs  internal
control over financial
 reporting.  Accordingly, we express
no such opinion.

The management of BNY/Ivy
 Multi-Strategy
Hedge Fund LLC is
responsible for establishing
and maintaining effective
 internal control over
financial reporting. In fulfilling
this responsibility,
estimates and judgments by
management are
required to assess the expected
benefits
and related costs of controls.
A companys
internal control over financial
reporting is
a process designed to provide
reasonable
assurance regarding the
reliability of financial
reporting and the preparation
of financial
statements for external purposes
in accordance
with generally accepted
accounting principles.
Such internal control includes
policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use or disposition
of a companys assets that
could have a material
effect on the financial statements.

Because of its inherent limitations,
internal
control over financial
 reporting may not
prevent or detect misstatements.
Also,
projections of any evaluation
of effectiveness
to future periods are subject
 to the risk that
controls may become
 inadequate because of
changes in conditions, or that
 the degree of
compliance with the policies
or procedures may
deteriorate.

A control deficiency exists
 when the
design or operation
of a control does
not allow management or
employees in the
normal course of performing
 their assigned
functions to prevent or
detect misstatements
on a timely basis. A significant
 deficiency is a
control deficiency or combination
 of control
deficiencies, that adversely
affects the companys
ability to initiate authorize,
record, process or
report financial data reliably in
accordance with
generally accepted accounting
 principles such that
there is more than a remote
likelihood that a
misstatement of the companys
annual or interim
financial statements that is more
 than inconsequential
will not be prevented or detected.
 A material
weakness is a significant deficiency
or combination
of significant deficiencies, that
results in more than
a remote likelihood that a
material misstatement
of the annual or interim financial
statements will not be
prevented or detected.

Our consideration of BNY/Ivy
Multi-Strategy
Hedge Fund LLCs internal
 control over financial
reporting was for the limited
 purpose described
in the first paragraph and
would not necessarily
disclose all deficiencies in
internal control that might
 be significant deficiencies
or material weaknesses
under standards established
 by the Public Company
Accounting Oversight Board (United States).
However
we noted no deficiencies in
BNY/Ivy Multi-Strategy
Hedge Fund LLCs internal
control over financial
reporting and its operation,
 including controls for
safeguarding securities that
we consider to be a material
weakness as defined above as
of March 31, 2007.

This report is intended solely
for the information
and use of management and
 the Board of Managers
of BNY/Ivy Multi-Strategy
 Hedge Fund LLC
and the Securities and
Exchange Commission
and is not intended to be
and should not be used
by anyone other than these
specified parties.


ERNST & YOUNG LLP

New York New York
May 30 2007